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Exhibit 99.  Earnings statement for the 12 months ended June 30, 1994


FIRST AMERICAN CORPORATION
          AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT
12 MONTHS ENDED JUNE 30, 1994
(IN THOUSANDS)


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
INTEREST INCOME
   Interest and fees on loans                                                              $314,442
   Interest and dividends on securities                                                     126,446
   Interest on Federal funds sold and securities
      purchased under agreements to resell                                                    4,944
   Interest on time deposits with other banks and other interest                                929
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         Total interest income                                                              446,761
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INTEREST EXPENSE
   Interest on deposits:
      NOW accounts                                                                           15,184
      Money market accounts                                                                  51,100
      Regular savings                                                                        10,154
      Certificates of deposit under $100,000                                                 42,112
      Certificates of deposit $100,000 and over                                              12,446
      Other time and foreign                                                                 15,785
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         Total interest on deposits                                                         146,781
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   Interest on short-term borrowings                                                         20,980
   Interest on long-term debt                                                                 4,450
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         Total interest expense                                                             172,211
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NET INTEREST INCOME                                                                         274,550
PROVISION FOR LOAN LOSSES                                                                   (34,000)
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NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                         308,550
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NON-INTEREST INCOME
   Service charges on deposit accounts                                                       40,382
   Commissions and fees on fiduciary activities                                              16,280
   Investment services income                                                                 8,293
   Merchant discount fees                                                                     6,914
   Trading account revenue                                                                    2,134
   Net gain on sale of securities available for sale                                             30
   Other income                                                                              23,832
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         Total non-interest income                                                           97,865
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NON-INTEREST EXPENSE
   Salaries and employee benefits                                                           122,965
   Net occupancy expense                                                                     21,373
   Equipment expense                                                                         14,553
   Systems and processing expense                                                            13,011
   FDIC insurance expense                                                                    12,339
   Contribution to First American Foundation                                                 10,000
   Communication expense                                                                      7,591
   Supplies expense                                                                           4,762
   Foreclosed properties expense (income), net                                               (1,348)
   Other expenses                                                                            39,399
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         Total non-interest expense                                                         244,645
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Income before income tax expense and cumulative effect of changes
   in accounting principles                                                                 161,770
Income tax expense                                                                           59,323
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Income before cumulative effect of changes in accounting principles                         102,447
Cumulative effect of changes in accounting principles, net of tax                            (1,300)
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NET INCOME                                                                                 $101,147
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PER COMMON SHARE:
   Income before cumulative effect of changes in accounting principles                     $   3.94
   Cumulative effect of changes in accounting principles, net of tax                          (0.05)
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   Net income                                                                              $   3.89
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Weighted average common shares outstanding                                                   26,010
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